                                                                   Exhibit 4.6.2
                                AMENDMENT NO. 2
                                       TO
                          SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

     AMENDMENT No. 2 (the "Amendment") dated as of September 29, 2000 is made to that certain Second Amended and Restated Credit Agreement dated June 30, 1999 as heretofore amended March 17, 2000 and as may be amended from time to time (the "Loan Agreement"), by and between AEROVOX INCORPORATED, a Delaware corporation with a chief executive office at 167 John Vertente Boulevard, New Bedford, Massachusetts (the "Borrower"), and FLEET CAPITAL CORPORATION, as successor to BANKBOSTON, N.A., a national banking association with a banking office at One Hundred Federal Street, Boston, Massachusetts (the "Lender").

     Each of the capitalized terms which are used herein without definition and which are defined in the Loan Agreement referred to below shall have the same meaning herein as in the Loan Agreement, as amended hereby.

                                    RECITALS
                                    --------

     The Borrower and the Lender are parties to the Loan Agreement.

     The Borrower and the Lender wish to amend the Loan Agreement to provide for a temporary and a permanent increase in the Loan Commitment, to provide for a temporary overadvance facility, to modify certain financial covenants contained in the Loan Agreement and to otherwise modify terms and conditions of the Loan Agreement to accommodate such amendments.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

     (S)1.  Borrowing Base.  The definition of the term "Borrowing Base"
            ---------------
contained in Section 1.1 of the Loan Agreement is hereby modified to read as follows:

     "Borrowing Base.  At the relevant time of reference thereto, an amount
      --------------
     determined by the Lender by reference to the most recent Borrowing Base report delivered to the Lender pursuant to (S)6.4(e), which is equal to the sum of:

          (a) 85% of Eligible Receivables owing from account debtors located within the United States or a territory thereof or Canada less than 60 days past due under the original terms of sale; plus

          (b) 50% of Eligible Receivables owing from account debtors located outside the United States and its territories or Canada less than 30 days past due under the original terms of sale; plus

                                                                   Exhibit 4.6.2

           (c) The lesser of (i) 50% of the Eligible Inventory Amount or (ii) $7,000,000; plus

           (d)  The Overadvance."

     (S)2. Overadvance.  A new definition is added to Section 1.1 of the Loan
           ------------
Agreement to read as follows, effective only upon confirmation by the Lender that it has been granted and has perfected a first priority security interest in the equipment and goods described in Exhibit 2 hereto:

     "Overadvance.  The sum of Five Hundred Thousand Dollars ($500,000.00) from
      -----------
October 31, 2000 through and including March 31, 2001, and thereafter Zero Dollars ($0.00.)"

     (S)3. Loan Commitment. The definition of the term "Loan Commitment"
           ----------------
contained in Section 2.1 of the Loan Agreement is hereby modified to mean the amounts set forth below as of the periods set forth below. A new Second Amendment and Restatement of the Revolving Credit Note shall be executed and delivered to the Lender by the Borrower to reflect such change in the Loan Commitment.


           "October 1-31, 2000     $  16,000,000.00
           November 1-30, 2000     $  16,000,000.00
           December 1-15, 2000     $  16,750,000.00
           December 16-31, 2000    $  16,750,000.00
           January 1-31, 2001      $  16,750,000.00
           February 1-28, 2001     $  16,000,000.00
           March 1-31, 2001        $  15,500,000.00
           Thereafter              $  14,500,000.00."


     (S)4. Interest on Loans. Section 2.4 of the Loan Agreement is hereby
           -----------------
amended to refer to a per annum rate equal to: "(a) the Base Rate plus one half of one percent (1/2%), or (b) at the Borrower's option as provided herein, at the Eurodollar rate plus two and one half percent (2 1/2%)."

     (S)5. Collateral Reporting. Section 6.4(e) of the Loan Agreement is hereby
           --------------------
amended to provide that the Borrowing Base Reports, accounts receivable agings and inventory designation reports shall be provided on Tuesday of each week as of Friday of the previous week.

     (S)6. Debt Service Coverage. The Debt Service Coverage covenant contained
           ---------------------
in Section 8.2 of the Loan Agreement shall not be tested for the fiscal quarters ending September 30, 2000 or December 31, 2000. The Debt Service Coverage covenant is hereby amended to provide that the Borrower shall maintain a ratio of Adjusted Consolidated Operating Cash Flow to Consolidated Financial Obligations not less than the ratios set forth below for the periods set forth below.

           3 months ended March 31, 2001      1.0:1.0
           6 months ended June 30, 2001       1.0:1.0

                                                                   Exhibit 4.6.2

            9 months ended september 30, 2001  1.0:1.0
            12 months ended December 31, 2001  1.1:1.0

     Thereafter, commencing with the fiscal quarter ending March 31, 2001, the Borrower shall maintain a ratio of Adjusted Consolidated Operating Cash Flow to Consolidated Financial Obligations of not less than 1.25:1.0 for the twelve month period ending on each fiscal quarter end.

     (S)7.  A new financial covenant is added to the Loan Agreement as Section
8.4 thereof to read as follows:

            (S)8.4  Minimum EBITDA. The Borrower shall earn and report to the
                    --------------
Lender earnings before, interest, taxes, depreciation and amortization of at least $4,000,000.00 for the fiscal year ending December 31, 2000."

     (S)8.  Security Interest. The Borrower shall have executed and delivered to
            -----------------
the Lender an Amendment No. 1 to Second Amended and Restated Security Agreement in the form of Exhibit 8 annexed hereto granting to the Lender a perfected first priority security interest in all of the Borrower's equipment, subject only to purchase money security interests and capital lease interests of record.

     (S)9.  Release of Equipment Security Interests. The Borrower shall cause to
            ---------------------------------------
be executed and delivered to the Lender for filing with the Secretary of the Commonwealth of Massachusetts and City Clerk of New Bedford, Massachusetts, form of UCC-3 releases with respect to any general equipment lien or security interest claimed by any secured party of Borrower (but not of any purchase money security interest in equipment held by such secured party), including without limitation the CIT Group, Inc. and KeyBank.

     (S)10. Business and Inventory Locations. Attached hereto as Exhibit 10 is a
            --------------------------------
listing of all of the Borrower's business locations (including domestic and foreign business locations), the nature of the Borrower's business conducted at each such location, and a listing of all of the locations where Borrower maintains inventory or other property, including without limitation all owned and leased locations and public warehouses in which inventory or other goods may be stored from time to time. The Borrower will cooperate with the Lender in causing appropriate UCC-1 financing statement filings to be made in all locations where such filings may be required and shall further assist the Lender in procuring appropriate landlord waivers and consents for leased locations and warehousemen acknowledgments for public warehouse locations.

     (S)11. Lender. All references in the Loan Agreement to the word "Bank"
            ------
shall henceforth be deemed to the references to the word "Lender" which term shall be deemed to refer to Fleet Capital Corporation.

     (S)12. Amendment Fee. The Borrower shall pay to the Lender in immediately
            -------------
collectible funds an amendment fee in the amount of $10,000.00 as a condition precedent

                                                                   Exhibit 4.6.2

to the effectiveness of this Amendment No. 2 to the Loan Agreement. The Borrower shall also pay the legal fees and out of pocket expenses of the Lender and its attorneys in the negotiation, preparation and execution and delivery of this Amendment No. 2 and the documents, instruments and agreements in connection herewith.

     (S)13.  No Other Changes. Except as specifically amended by this Amendment
             ----------------
No. 2, the Loan Agreement shall remain in full force and effect and the terms and conditions thereof are ratified and confirmed by the Borrower and the Lender.

     (S)14.  Representations and Warranties; No Default;. The Borrower hereby
             -------------------------------------------
represents, warrants and covenants to the Lender that each of the representations and warranties of the Borrower contained in the Loan Agreement or in any other Loan Document was true and correct as of the date as of which it was made and is true and correct in all material respects as of the date of this Amendment No. 2, except to the extent such representations and warranties expressly related to a prior date (in which case they shall be true and correct as of such earlier date). No Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 2. The Borrower also acknowledges and agrees that the Lender has fully performed all of its obligations under the Loan Agreement up to and including the date of this Amendment No. 2.

     (S)6.  Conditions to Effectiveness. Upon receipt by the Lender of this
            ---------------------------
Amendment No. 2 and of the Second Amendment and Restatement of the Revolving Credit Note executed by the Borrower and payment of the amendment fee and legal fees and costs of the Lender by the Borrower, this Amendment No. 2 shall be deemed to be effective as of September 29, 2000.

     (S)7.  Execution in Counterparts. This Amendment No. 2 may be executed in
            -------------------------
any number of counterparts, but all such counterparts shall together constitute but one integrated instrument. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (S)8.  Governing Law. This Amendment shall be construed according to and
            -------------
governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.


               SIGNATURE LINES APPEAR ON THE NEXT NUMBERED PAGE.


                                             AEROVOX INCORPORATED

                                             By:  F. Randal Hunt

                                                                   Exhibit 4.6.2

                                         Title:  Sr. Vice President, Finance
                                                 and CFO

                                       FLEET CAPITAL CORPORATION, as
                                       successor to BANKBOSTON, N.A.

                                         By:  Ruben V. Klein
                                              Vice President